UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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GENERAL EMPLOYMENT ENTERPRISES, INC.

(Name of Registrant As Specified In Its Charter)

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GENERAL EMPLOYMENT ENTERPISES, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

October     , 2014

NOTICE OF ACTION TAKEN

PURSUANT TO A WRITTEN CONSENT OF SHAREHOLDERS

To our Shareholders:

General Employment Enterprises, Inc. (the “Company”) hereby gives notice to the holders of its common stock (“Common Stock”), that certain holders of greater than one half (1/2) of the voting power of its outstanding Common Stock are taking certain action by written consent to approve of the issuance of greater than 20 percent of the Company’s outstanding Common Stock for the acquisition of Pivot Companies, LLC, et al, as set forth in Appendix A hereto.

The Company’s Common Stock is listed and traded on the NYSE MKT under the symbol “JOB.” Under the NYSE MKT rules, the holders of a majority of the outstanding shares of the Common Stock must approve the issuance of the Common Stock because we will have issued securities equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before such issuance. Section 7.10 of the Illinois Business Corporation Act (“IBCA”) and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. Accordingly, the holders of a majority of the outstanding shares of the Common Stock have approved the issuance of the Common Stock for the acquisition of Pivot Companies, LLC, subject to the terms and conditions set forth more fully in this Information Statement. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained, subject to such notice requirement. This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the shareholder consent is expected to become effective twenty (20) calendar days following the mailing of this information statement.

We are mailing this Information Statement to our holders of record as of the close of business on November 7, 2014. This Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. No shareholder meeting will be held in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

We thank you for your continued support.

By order of the Board of Directors

Dennis Baker

Chairperson of the Board of Directors

GENERAL EMPLOYMENT ENTERPRISE, INC.

184 Shuman Blvd., Suite 420

Naperville, Illinois 60563

INFORMATION STATEMENT

We are required to deliver this Information Statement to holders of our Common Stock in order to inform them that certain holders of greater than one-half (1/2) of the voting power of our outstanding Common Stock, without holding a meeting of shareholders at which shareholders would be entitled to vote, have taken certain actions that would normally require such a meeting. September 15, 2014 has been fixed as the record date for the determination of shareholders who are entitled to receive this Information Statement.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON OR ABOUT NOVEMBER 7, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ISSUANCE OF UP TO 5,100,000 SHARES OF COMMON STOCK

On September 9, 2014, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Pivot Companies, LLC, et al (“Pivot”), d/b/a Pivot Employment Platforms, a company built to support entrepreneurs with their non-core functions. Pursuant to the terms of the Agreement the Company will acquire 100% of the membership interests of Pivot, for a total purchase price, based on the current market price of the Company’s Common Stock, of approximately $2.5 million. Upon the closing of the transaction, in exchange for 100 percent of the membership interest of Pivot, the Company will make a $125,000 cash payment, issue 3,000,000 shares of Company Common Stock and issue warrants to purchase up to 3,000,000 shares of Company Common Stock at an exercise price of $0.20 per share, to the members of Pivot. On the six month anniversary of the closing, the Company will make a second $125,000 cash payment to the members of Pivot. Additional earn out payments of cash and Common Stock will be made on the first and second year anniversaries of the closing if Pivot achieves certain financial thresholds.

Pivot has made certain additional customary covenants, including, among others, to conduct its business in the ordinary course between the execution of the Agreement and the closing of the acquisition and not to engage in certain kinds of transactions during that period, subject to certain exceptions. We have agreed not to take certain specified actions without Pivot’s consent during the time between execution of the Agreement and the closing of the Acquisition. Consummation of the Pivot acquisition is subject to various conditions, including, among others, (1) the accuracy of representations and warranties of the parties as of the closing date, including the absence of any material adverse effect with respect to each of Pivot’s business and our business, (2) the release of certain liens in connection with the repayment of Pivot’s indebtedness, (3) the execution of certain ancillary documents and (4) other customary closing conditions. The Agreement may be terminated under customary circumstances.

This summary of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Annex B to this Information Statement.

The Company’s Common Stock is listed and traded on the NYSE MKT under the symbol “JOB.” Prior to the actual issuance of certificates representing 5,100,000 shares of Common Stock and a warrant to purchase up to 3,000,000 shares of Common Stock, the issuances must be approved by the shareholders in accordance with Sections 705 and 712 of the NYSE MKT Company Guide in order for the NYSE MKT to approve the application to list additional shares to be issued. Section 712 of the NYSE MKT Company Guide requires shareholder approval as a prerequisite to approval of applications to list additional shares to be issued when the present or potential issuance of Common Stock (or securities convertible into Common Stock) could result in an increase in outstanding common shares of 20% or more. The Company currently has outstanding 28,899,675 shares of Common Stock and the issuance of 5,100,000 and warrants to purchase up to 3,000,000 shares of Common Stock is greater than 20% of the currently outstanding number of shares of Common Stock.

Under Illinois law, our board of directors has the authority to issue shares of Common Stock of the Company in such amounts and for such consideration as the Board of Directors may deem appropriate under Section 6.25 of the IBCA.

The foregoing transactions were approved by our Board of Directors at a special meeting on September 10, 2014, and by two shareholders that hold a majority of our issued and outstanding Common Stock by a written consent.

This Information Statement is being mailed on or about November 7, 2014, to shareholders of record on September 15, 2014. The actions described in this Information Statement will not become effective until the 21st day after the Information Statement is mailed to our shareholders. On or after such time, the actual share certificates covering 5,100,000 shares of Common Stock and warrants to purchase up to 3,000,000 shares of Common Stock will be issued to members of Pivot upon the satisfaction of certain requirements set forth in the Agreement.

Pivot Companies, LLC

Pivot Companies, LLC, doing business as Pivot Employment Platforms, is a company built to support entrepreneurs with their non-core functions, such as human resources, employee benefits and payroll. Pivot operates as three specific brands:

Employment Edge: A PEO (Professional Employer Organization) and HRO (Human Resources Organization) platform that provides Benefits Management/Administration, Payroll & Tax Processing, Risk Management, Human Resources, Technology, Insurance, Compliance Management, and Group Purchasing to small-group businesses that are looking to benefit from larger scale, cooperative based pricing and efficiencies.

Staff Systems: An Employer of Record and Administrative Only platform (private label back office solution) enabling the administration and management of tax processing, workers compensation claims, unemployment claims, and payroll financing.

Nextaff: A franchisor of Workforce Strategies that encompass the entire employment lifecycle, including the recruitment, training, payroll, technology, back office, etc. functions that are required by staffing companies.

The transaction will allow the Company to enhance its traditional staffing products with other non-traditional offerings as outlined above for which the Company can now offer a complete suite of products and services for corporate clients and staffing companies alike.

Reasons for the Actions Taken

Post-closing of the Pivot acquisition, offerings will include:

•	Professional employer organization, business process outsourcing and human resources outsourcing, which collectively provide benefits, management/administration, payroll and tax processing, risk management, human resources, technology, insurance, compliance management, payroll financing and group purchasing to small-group businesses that are looking to benefit from larger scale, cooperative based pricing and efficiencies; and

•	Private label back office enabling the administration and management of tax processing, workers compensation claims, unemployment claims, and payroll financing.

Forward Looking Statements

Various statements contained in or incorporated by reference into this Information Statement that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of the Company and Pivot, after giving effect to the Company’s acquisition of Pivot. . The notes to the unaudited pro forma financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet and statement of operations for the year ended September 30, 2013 and the nine months ended June 30, 2014 and 2013, are presented as if the acquisition of Pivot had occurred on October 1, 2012 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of Pivot as of the date on which the Agreement was signed.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Pivot acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended September 30, 2013.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2014

(UNAUDITED)

	GENERAL		PROFORMA
(In Thousands)	EMPLOYMENT	PIVOT	ADJUSTMENTS		PROFORMA
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66	$43	(125	)(5)	$(16)
Accounts receivable	6,028	553			6,581
Other current assets	682	39			721
Notes receivable	—	538			538
Assets of discontinued operations	229	—			229

Total current assets	7,005	1,173			8,053

Property and equipment, net	476	44			520
Goodwill	1,106	600	(600	)(4)	1,106
Intangible assets, net	1,640	—	2,863	(7)	4,503
Other assets	32	—			32

TOTAL ASSETS	$10,259	$1,817			$14,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$3,266	$—			$3,266
Accounts payable	1,447	136			1,583
Accrued compensation	2,958	—			2,958
Other current liabilities	909	728			1,637
Liabilities from discontinued operations	—	—			—

Total current liabilities	8,580	864			9,444

Long-term liabilities	39	1,342	375	(6)	1,756

Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	—				—
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 22,799 shares	11,298	(933)	1,020	(1)	12,318
			933	(3)
Additional paid in capital - warrants	168	—	354	(8)	522
Accumulated deficit	(9,826)	544	(544	)(2)	(9,826)

Total shareholders’ equity	1,640	(389)			3,014

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,259	$1,817			$14,214

See notes to unaudited pro forma combined financial information

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2013

(UNAUDITED)

Year ended September 30, 2013	GENERAL		PROFORMA
(In Thousands, Except Per Share Data)	EMPLOYMENT	PIVOT	ADJUSTMENTS		PROFORMA
NET REVENUES:
Contract staffing services	$39,187	$36,336			$75,523
Direct hire placement services	7,317				7,317

NET REVENUES	46,504	36,336			82,840

Cost of contract services	32,318	34,123			66,441
Selling, general and administrative expenses	15,173	1,950	(400	)(a)	16,723
Amortization of intangible assets	320				320

LOSS FROM OPERATIONS	(1,307)	263			(644)
Interest expense	251	117			368

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,558)	146			(1,012)
Provision for income tax	(8)	9			1

LOSS FROM CONTINUING OPERATIONS	$(1,566)	$155			$(1,011)

Loss from discontinued operations	(324)	—			(324)

NET LOSS	$(1,890)	$155			$(1,335)

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.07)	$—			$(0.04)

From discontinued operations	$(0.01)	$—			$(0.01)

Total net loss per share	$(0.09)	$—			$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	21,969	—	5,100	(b)	27,069

See notes to unaudited pro forma combined financial information.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2014

(UNAUDITED)

(In Thousands, Except Per Share Data)	GENERAL EMPLOYMENT	PIVOT	PROFORMA ADJUSTMENTS		PROFORMA
NET REVENUES:
Contract staffing services	$25,111	$19,706			$44,817
Direct hire placement services	5,253	—			5,253

NET REVENUES	30,364	19,706			50,070

Cost of contract services	21,295	18,376			39,671
Selling, general and administrative expenses	10,115	1,363	(300	)(a)	11,178
Amortization of intangible assets	244	—			244

LOSS FROM OPERATIONS	(1,290)	(32)			(1,022)
Interest expense	298	57			355

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,588)	(90)			(1,378)
Provision for income tax	—	—			—

LOSS FROM CONTINUING OPERATIONS	$(1,588)	$(90)			$(1,378)

Loss from discontinued operations	—	—			—

NET LOSS	$(1,588)	$(90)			$(1,378)

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.07)	$—			$(0.05)

From discontinued operations	$—	$—			$—

Total net loss per share	$(0.07)	$—			$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	23,845	—	5,100	(b)	28,945

See notes to unaudited pro forma combined financial information.

GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of June 30, 2014, and the unaudited pro forma statements of operations for the nine months ended June 30, 2014 and the year ended September 30, 2013, are based on the historical financial statements of General Employment Enterprises, Inc. (the “Company”) and Pivot Companies, LLC. (“Pivot”) after giving effect to the Company’s acquisition of Pivot during the month of September 2014, and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Pivot’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Pivot acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2013.

Accounting Periods Presented

For purposes of these unaudited pro forma combined financial information, Pivot’s historical year end December 31, have been aligned to more closely conform to the Company’s year end of September 30, as explained below. Certain pro forma adjustments were made to conform Pivot’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma combined balance sheet as of June 30, 2014 and the statements of operations for the nine months ended September 30, 2013 and the year ended June 30, 2014, are presented as if the acquisition of Pivot had occurred on October 1, 2012 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Pivot’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF PIVOT

On September 9, 2014, the Company entered into a Membership Interest Purchase Agreement with Pivot to acquire 100% of the membership interests in Pivot in a transaction accounted for under ASC 805, for cash in the amount of up to $500,000 Common Stock in an amount up to 5,100,000 common shares and warrants to purchase up to 3,000,000 shares of Common Stock at a price of $0.20 per common share. Pivot is the consolidation of three companies, Nextaff, LLC (“Nextaff”), Employment Edge, LLC (“PEO”) and Staff Systems, LLC (“Staff Systems”). Nextaff is a Franchisor which sells and provides support services to individual franchisees in the human resource industry. PEO operates as a professional employer organization and staffing provider. Staff Systems provides its customers with back-office support platform and financing of receivables.

Under the purchase method of accounting, the transactions were valued for accounting purposes at $2.9 million, which was the estimated fair value of the Company at date of acquisition. The assets and liabilities of Pivot will be recorded at their respective fair values as of the date of signing the Agreement, and the following table summarizes these values based on the balance sheet at June 30, 2014.

$ 1,216	Net Assets Purchased (Assets less Goodwill on Pivot)
2,205	Liabilities assumed

989	Net Liabilities Assumed
1,874	Purchase Price

$ 2,863	Intangible Asset from Purchase

4. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

Balance Sheet Pro Forma Adjustments:

(1)	Represents the issuance of 5,100,000 shares valued at $0.20 per share

(2)	Elimination of Pivot’s Accumulated Deficit as part of purchase accounting

(3)	Elimination of Pivot’s Capital Stock as part of purchase accounting

(4)	Elimination of Pivot’s Goodwill as part of purchase accounting

(5)	Represents Cash paid to Pivot at Closing of transaction

(6)	Represents Contingent Liability to Pivot as of closing date

(7)	Represents the Intangible value as of the date of closing

(8)	Represents the Value of 3 million warrants issued at exercise price of $0.20 per share

Pro Forma Statement of Operations for the Year Ended September 30, 2013 Adjustments:

(a)	Represents cost reductions as a result of synergies from the combined companies.

(b)	Represents additional shares issued to the members of Pivot Companies, LLC.

Pro Forma Statement of Operations for the Nine Months Ended June 30, 2014 Adjustments:

(a)	Represents cost reductions as a result of synergies from the combined companies. Amount represents the nine month period ended June 30, 2014.

(b)	Represents additional shares issued to the members of Pivot Companies, LLC.

NO ACTION IS REQUIRED

Other than the shareholder written consent described above, no other votes are necessary or required to effectuate the transactions described in this Information Statement. The Company anticipates that the shareholder consent described in this Information Statement will become effective on or promptly after November     , 2014.

Effects of the Proposed Issuance

In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. The issuance of a significant amount of Common Stock may further adversely affect the price of the Common Stock. The influx of such a substantial number of common shares into the public market could have a significant negative effect on the trading price of the Common Stock. As of October 15, 2014, approximately 25.7 million shares of Common Stock were outstanding. An additional approximate 3 million shares of Common Stock will be outstanding upon the closing of the Pivot acquisition. Issuance of these shares of Common Stock may substantially dilute the ownership interests of our existing shareholders. The potential issuance of such additional shares of Common Stock may create downward pressure on the trading price of our Common Stock. After issuance, the shares of Common Stock contemplated by this Information Statement, will vote with the Common Stock on all matters submitted to the holders of the Common Stock.

No Dissenter’s Rights

The corporate action described in this Information Statement will not afford to our shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 30, 2014, the Company’s directors, executive officers and principal shareholders beneficially own, directly or indirectly, in the aggregate, approximately 64% of its outstanding Common Stock. These shareholders, and Mr. Schroering individually, will have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s shareholders, including the written consent set forth in this Information Statement.

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, the Company’s only outstanding class of securities, as of September 30, 2014 by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, (b) each of the Company’s directors, (c) each of the Company’s executive officers and (d) all executive officers and directors of the Company as a group. The shareholders listed below have sole voting and investment power except as noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
LEED HR, LLC and Michael Schroering (2) LEED HR, LLC 2650 East Point Parkway, Suite 280 Louisville, KY 40223	16,041,744	(2)	61.9%
Dennis W. Baker	432,800	(3)	1.6%
Thomas C. Williams	315,000	(4)	1.2%
Jack Zwick	135,000	(5)	*
Andrew J. Norstrud	50,000		*
Michael Schroering	15,000	(6)	*
Current directors and executive officers as a group (5 individuals)	16,989,544		64.0%

*	Represents less than 1%.

(1)	Based on 25,899,675 shares issued and outstanding as of August 31, 2014.
(2)	Based on the Schedule 13D/A filed on June 11, 2014; Schedule 13D filed on September 13, 2013 and the Schedule 13D/A filed on September 21, 2012, by each of LEED HR, LLC a Kentucky limited liability company, and Mr. Schroering, which disclosed that LEED HR, LLC owns directly 15,824,410 shares of common stock. Mr. Schroering owns directly 199,334 shares of common stock. Mr. Schroering is the sole manager of LEED HR, LLC. By virtue of this relationship, Mr. Schroering may be deemed to beneficially own, the 15,824,410 shares of common stock owned directly by LEED HR, LLC.
(3)	Represents (i) 102,800 shares of common stock owned, and (ii) 330,000 shares issuable upon the exercise of stock options that are currently exercisable.
(4)	Represents 315,000 shares issuable upon the exercise of stock options that are currently exercisable.
(5)	Represents (i) 50,000 shares of common stock owned, and (ii) 125,000 shares indirectly through Mr. Zwick’s investment in Aracle SPF, LLC I.
(6)	See footnote #2.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

All information concerning the Company contained in this information statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this information statement other than those contained in this information statement and if given or made must not be relied upon as having been authorized by the Company or any other person. Therefore, if anyone gives you such information, you should not rely on it. This information statement is dated November 7, 2014. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

By order of the Board of Directors

Dennis Baker

Chairperson of the Board of Directors

APPENDIX A

The undersigned (the “Shareholders”), being the holders of a majority of the issued and outstanding shares of common stock of General Employment Enterprises, Inc. (the “Company”), an Illinois corporation, do hereby authorize and take the following actions without a meeting and pursuant to the Illinois Business Corporation Act of 1983:

WHEREAS, the Company’s Board of Directors has approved the Company’s acquisition of 100% of the issued and outstanding membership interests (the “Membership Interests”) of Pivot Companies, LLC, a Kansas limited liability company (“Pivot”), from Cary Daniel, an individual; James Windmiller, an individual; Jason Hall, an individual; Stacey Wheeler, an individual; and Jamie Dingley, an individual (each a “Seller” and collectively, the “Sellers”), pursuant to the terms of that certain Membership Interest Purchase Agreement between the Company, the Sellers and Pivot, a draft of which is attached hereto as Exhibit A (the “Purchase Agreement”).

WHEREAS, in consideration of the acquisition of the Membership Interests, the Company will issue the Sellers up to 5,100,000 newly issued shares of the Company’s common stock, no par value (the “Company Stock”), warrants to purchase up to 3,000,000 shares of Company Stock for $0.20 per share, in the form of the attached Exhibit B (the “Warrants”), and up to $500,000 in immediately available funds (collectively the “Acquisition Consideration”), on the terms and subject to the conditions set forth in the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Shareholders have approved the terms of the Purchase Agreement and have resolved that the terms of the Purchase Agreement are fair, advisable and in the best interests of the Company and the Shareholders.

NOW, THEREFORE, BE IT:

RESOLVED, that the Shareholders do hereby approve and authorize the performance by the Company of the transactions contemplated by the Purchase Agreement to be performed by the Company, as well as all other agreements, instruments and certificates contemplated to be delivered pursuant to or in connection with the Purchase Agreement, such Purchase Agreement to be in substantially the form of Exhibit A, with such changes, additions, modifications and deletions therein and containing such terms as Andrew J. Norstrud, the Chief Executive Officer of the Company (the “Authorized Officer”) deems necessary or appropriate.

RESOLVED, that concurrent with the Closing, the Company be, and it hereby is, authorized to issue Sellers 3,000,000 shares of Company Stock and the Warrants, and further the Company be, and it hereby is, authorized to remit to Sellers $125,000, in each case pursuant to the Allocation Schedule to the Purchase Agreement.

RESOLVED, during the two year period post Closing, the Company be, and it hereby is, authorized to issue the remainder of the Acquisition Consideration to the Sellers, upon satisfaction of the earn-out provisions and other terms and conditions set forth in the Purchase Agreement, in each case pursuant to the Allocation Schedule to the Purchase Agreement.

RESOLVED, that in accordance with the Purchase Agreement, and as soon as practicable after the Closing, the Compensation Committee of the Company’s Board of Directors be, and it hereby is, authorized to work with the Authorized Officer and Cary Daniel to designate the appropriate employees of Pivot for the receipt, collectively, of up to 300,000 options to purchase shares of Company Stock, which options shall be issuable under the Company’s 2013 Incentive Stock Plan.

RESOLVED, that in accordance with the Purchase Agreement, and for the purpose of listing the Company Stock representing the Acquisition Consideration, the Company be, and it hereby is, authorized to submit, by and through the Authorized Officer, to the NYSE MKT an Additional Listing Application, together with any related filings and documents, to be in substantially the form reviewed by the Authorized Officer, with such changes, additions, modifications and deletions therein and containing such terms as the Authorized Officer deems necessary or appropriate.

RESOLVED, the Shareholders, in compliance with applicable NYSE MKT Company Guide Rules, hereby authorize and approve of the issuance of the Acquisition Consideration, which Acquisition Consideration constitutes greater than 20% of the Company’s issued and outstanding Company Stock.

RESOLVED, that concurrent with the Closing and in accordance with the Purchase Agreement, the Company be, and it hereby is, authorized to enter into employment agreements with the Key Employees (collectively the “Employment Agreements”), such Employment Agreements to be in substantially the form reviewed by the Authorized Officer, with such changes, additions, modifications and deletions therein and containing such terms as the Authorized Officer deems necessary or appropriate.

RESOLVED, that the Shareholders hereby authorize and instruct the Authorized Officer to execute the Purchase Agreement, the Employment Agreements any other agreements, certificates, or instruments necessary to effectuate the terms of the Purchase Agreement.

RESOLVED, that any and all actions, whether previously or subsequently taken, by any officer or officers of the Company, including, without limitation, the Authorized Officer, which are consistent with the intent and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

RESOLVED, that the Shareholders acknowledge and agree that the Shareholders will take any and all further actions as are reasonably requested by the Authorized Officer to effectuate the transactions set forth in the Purchase Agreement, the Employment Agreements, the Warrants, and the foregoing resolutions.

Delivery by facsimile or .pdf of an executed copy of this Consent shall be deemed effective delivery and such facsimile shall be deemed effective and in full force and effect as if it were an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent effective as of the September 10, 2014.

SHAREHOLDERS:	/s/ Michael Schroering
Michael Schroering

LEED HR, LLC

	By:	/s/ Michael Schroering
	Printed Name:	Michael Schroering
	Title:	Manager

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

GENERAL EMPLOYMENT ENTERPRISES, INC.,

CARY DANIEL

JAMES WINDMILLER

JASON HALL

STACY WHEELER

JAMIE DINGLEY, AND

PIVOT COMPANIES, LLC

September 9, 2014

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of September 9, 2014, by and among General Employment Enterprises, Inc., an Illinois corporation (the “Buyer”), Cary Daniel, an individual, James Windmiller, an individual, Jason Hall, an individual, Stacy Wheeler, an individual, and Jamie Dingley, an individual (each a “Seller” and collectively, the “Sellers”) and Pivot Companies, LLC, a Kansas limited liability company (the “Company”). The Buyer, the Sellers and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Certain capitalized and other terms used in this Agreement are defined in Article X.

RECITALS

A. The Sellers collectively own all of the issued and outstanding membership interests of the Company (collectively, the “Membership Interests”).

B. The Sellers desire to sell to the Purchaser all of the Membership Interests, on and subject to the terms and conditions set forth herein.

C. A special committee of the Board of Directors of the Buyer (the “Special Committee”) has (a) determined that the acquisition of the Company provided for herein, in which the Buyer will acquire the Membership Interests (the “Transaction”), is fair to and in the best interests of the Buyer; (b) approved this Agreement and the transactions contemplated hereby; and (c) recommended that the full Board of Directors of the Buyer approve and adopt this Agreement, on and subject to the terms and conditions set forth herein.

D. The Board of Directors of the Buyer has approved this Agreement and deems it advisable and in the best interests of its shareholders to consummate the Transaction by acquiring all of the Membership Interests in exchange for newly issued shares of the Buyer’s common stock, no par value (the “Buyer Stock”) and immediately available funds, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I- PURCHASE AND SALE; CLOSING

1.1 Purchase and Sale. At the Closing, upon the terms and subject to the conditions set forth herein, the Buyer shall purchase from the Sellers, and the Sellers shall sell, convey, assign, transfer and deliver to the Buyer, all of the Membership Interests, free and clear of all Liens.

1.2 Exchange of Equity Interests.

(a) In consideration of the sale and transfer of the Membership Interests, the Buyer, upon surrender of the certificates held by Sellers representing all of the Membership Interests duly endorsed for transfer (or such other instruments of transfer as shall be reasonably acceptable to the Buyer) shall deliver or caused to be delivered, in accordance with the allocation schedule set forth on Schedule 1.2 (the “Allocation Schedule”), up to Five Million One Hundred Thousand (5,100,000) newly issued shares of Buyer Stock, warrants, in the form of Exhibit A, to purchase Three Million (3,000,000) shares of Buyer Stock at an exercise price of $0.20 per share (the “Warrants”), and up to Five Hundred Thousand ($500,000) Dollars (collectively the “Acquisition Consideration”) subject to adjustment for forward stock splits, reverse stock splits, stock dividends and any other similar events occurring after the date hereof.

(b) Each Seller acknowledges and agrees that the Buyer Stock representing the Acquisition Consideration is not registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless registered thereunder or such Seller shall have delivered to the Buyer an opinion by counsel reasonably satisfactory to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, to the effect that the Buyer Stock representing the Acquisition Consideration held by such Seller may be sold, assigned or transferred pursuant to an exemption from such registration. Each Seller further acknowledges and agrees that any sale of the Buyer Stock representing the Acquisition Consideration made in reliance on Rule 144 (or any amendment or applicable rule that operates to replace Rule 144) promulgated under the Securities Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Buyer Stock representing the Acquisition Consideration under circumstances in which such Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with other applicable exemptions under the Securities Act or the rules and regulations promulgated thereunder and applicable state securities laws.

(c) Unless and until the shares of Buyer Stock representing the Acquisition Consideration have been registered under the Securities Act, the stock certificates representing the Buyer Stock will bear a restrictive legend (the “Legend”) in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “LAWS”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXEMPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

1.3 Payment of Acquisition Consideration. The Acquisition Consideration shall be paid in the following manner:

(a) Closing. At Closing, Buyer will issue Sellers Three Million (3,000,000) shares of Buyer Stock and the Warrants, and will remit to Sellers One Hundred Twenty-Five Thousand ($125,000) Dollars, in each case pursuant to the Allocation Schedule.

(b) Six Months. On the date that is six months after the Closing, Buyer will remit to Sellers One Hundred Twenty-Five Thousand ($125,000) Dollars, pursuant to the Allocation Schedule.

(c) One Year Anniversary.

(i) If Nextaff has at least Fifteen Million Two Hundred Fifty Thousand ($15,250,000) of revenue and Seven Hundred Fifty Thousand ($750,000) Dollars of Gross Profit during the one year period post Closing, and Employment Edge has at least Nine Million One Hundred Sixty-Eight Thousand ($9,168,000) Dollars of revenue and One Million One Hundred Fifty Thousand ($1,150,000) Dollars of Gross Profit during the one year period post Closing, then, in that event, Buyer will remit to Sellers Seven Hundred Fifty Thousand (750,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is fourteen months after the Closing Date, instead of the payments in Section 1.3(c)(ii) and (iii); provided

(ii) If the total revenue of Nextaff and Employment Edge during the one year period post Closing is less than Nineteen Million Five Hundred Thousand ($19,500,00) Dollars or the Gross Profit of Nextaff and Employment Edge during the one year period post Closing is less than One Million Five Hundred Thousand ($1,500,000) Dollars, then, in that event, Buyer will remit to Sellers Five Hundred Thousand (500,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is fourteen months after the Closing Date, instead of the payments in Section 1.3(c)(i) and (iii); provided further

(iii) If the total revenue of Nextaff and Employment Edge during the one year period post Closing is at least Twenty-Nine Million Three Hundred Thousand ($29,300,00) Dollars or the Gross Profit of Nextaff and Employment Edge during the one year period post Closing is greater than Two Million Three Hundred Thousand ($2,300,000) Dollars, then, in that event, Buyer will remit to Sellers One Million (1,000,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is fourteen months after the Closing Date, instead of the payments in Section 1.3(c)(i) and (ii).

(iv) If Staff Systems has achieved at least three (3) New Customers and at least Ten Million ($10,000,000) Dollars of accounts receivable OR at least Three Hundred Thousand ($300,000) of Gross Profit, in each case during the one year period post Closing, then, in that event, Buyer will remit to Sellers Three Hundred (300,000) shares of Buyer Stock pursuant to the Allocation Schedule, on the date that is fourteen months after the Closing Date.

(v) If Sellers fail to meet the conditions set forth under Section 1.3(c)(i), (ii), (iii) and (iv), but the Gross Profit of Nextaff, Employment Edge and Staff Systems during the one year period post Closing is at least Two Million Two Hundred Thousand ($2,200,000) Dollars, then, in that event, Buyer will remit to Sellers Seven Hundred Fifty Thousand (750,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is fourteen months after the Closing Date.

(d) Two Year Anniversary.

(i) If Nextaff has at least Fifteen Million Five Hundred Thousand ($15,500,000) of revenue and Seven Hundred Fifty Thousand ($750,000) Dollars of Gross Profit during the second year period post Closing, and Employment Edge has at least Nine Million Two Hundred Thousand ($9,200,000) Dollars of revenue and One Million Two Hundred Thousand ($1,200,000) Dollars of Gross Profit during the second year period post Closing, then, in that event, Buyer will remit to Sellers Seven Hundred Fifty Thousand (750,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is twenty-six months after the Closing Date, instead of the payments in Section 1.3(d)(ii) and (iii); provided

(ii) If the total revenue of Nextaff and Employment Edge during the second year period post Closing is less than Nineteen Million Five Hundred Thousand ($19,500,00) Dollars or the Gross Profit of Nextaff and Employment Edge during the second year period post Closing is less than One Million Five Hundred Thousand ($1,500,000) Dollars, then, in that event, Buyer will remit to Sellers Five Hundred Thousand (500,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is twenty-six months after the Closing Date, instead of the payments in Section 1.3(d)(i) and (iii); provided further

(iii) If the total revenue of Nextaff and Employment Edge during the second year period post Closing is at least Twenty-Nine Million Three Hundred Thousand ($29,300,00) Dollars or the Gross Profit of Nextaff and Employment Edge during the second year period post Closing is greater than Two Million Three Hundred Thousand ($2,300,000) Dollars, then, in that event, Buyer will remit to Sellers One Million (1,000,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is twenty-six months after the Closing Date, instead of the payments in Section 1.3(d)(i) and (ii).

(iv) If Staff Systems has achieved at least five (5) New Customers and at least Fifteen Million ($15,000,000) Dollars of accounts receivable OR at least Six Hundred Seventy-Five Thousand ($675,000) of Gross Profit, in each case during the second year period post Closing, then, in that event, Buyer will remit to Sellers Three Hundred Thousand (300,000) shares of Buyer Stock pursuant to the Allocation Schedule, on the date that is twenty-six months after the Closing Date.

(v) If Sellers fail to meet the conditions set forth under Section 1.3(d)(i), (ii), (iii) and (iv), but the Gross Profit of Nextaff, Employment Edge and Staff Systems during the one year period post Closing is at least Two Million Six Hundred Twenty-Five Thousand ($2,625,000) Dollars, then, in that event, Buyer will remit to Sellers Seven Hundred Fifty Thousand (750,000) shares of Buyer Stock and One Hundred Twenty-Five Thousand ($125,000) Dollars pursuant to the Allocation Schedule, on the date that is twenty-six months after the Closing Date.

1.4 The Closing. The Closing shall take place remotely, through the exchange and delivery by facsimile or Portable Document Format (.pdf) signatures, commencing at 9:00 a.m. local time on the Closing Date, or at such other time and place as the Parties mutually agree.

1.5 Actions at the Closing. At the Closing:

(a) the Company and each Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1;

(b) the Buyer shall deliver or cause to be delivered to the Sellers the various certificates, instruments and documents referred to in Section 6.2;

(c) each Seller shall deliver or cause to be delivered to the Buyer certificates representing all of the Membership Interests held by such Seller, duly endorsed for transfer, or if the Membership Interests are not evidenced by certificates, then such other instruments of transfer as shall be reasonably acceptable to the Buyer, for all of the Membership Interests held by such Seller, which certificates or instruments of transfer shall, in the aggregate, represent all of the Membership Interests and, upon such delivery, shall be entitled to receive in exchange therefore such Seller’s allocable portion of the Acquisition Consideration that is payable at Closing, in accordance with the Allocation Schedule, which shall be delivered to such Seller by the Transfer Agent and Buyer as promptly as practicable following the Closing.

1.6 Further Assurances. At any time and from time to time after the Closing, at the Buyer’s request and without further consideration, each Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, to transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, all of the Membership Interests, to put the Buyer in actual possession and operating control of the assets, properties and Business of the Company and the Subsidiaries and to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

ARTICLE II- REPRESENTATIONS AND WARRANTIES REGARDING THE

COMPANY AND THE SUBSIDIARIES

Each Seller and the Company, jointly and severally, represent and warrant to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II. The disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article II and (b) other sections or paragraphs in this Article II to the extent that it is clear from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph. Notwithstanding the foregoing, the representations and warranties in this Article II are, with respect to Jamie Dingley only, limited to his actual knowledge.

2.1 Existence; Authority.

(a) [intentionally omitted]

(b) The Company is a limited liability company duly organized and validly existing under the laws of the State of Kansas. The Company is not in default under, or in violation of, any provision of its Organizational Documents. The Company is duly qualified or licensed to do business as a foreign company in each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business requires such qualification. The Company has all necessary limited liability company power and authority to own, lease, and operate its assets and properties and to carry on its business as now conducted. The Company has all requisite power and authority (limited liability company and other) to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company and other action on the part of the Company. This Agreement has been duly and validly executed by the Company. This Agreement is binding upon and enforceable against the Company in accordance with its terms, except as enforceability may be limited or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting creditors’ rights and remedies generally and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

(c) Each Subsidiary is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation. The Subsidiaries are not in default under, or in violation of, any provision of its Organizational Documents. Each Subsidiary is duly qualified or licensed to do business as a foreign company in each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business requires such qualification. Each Subsidiary has all necessary limited liability company power and authority to own, lease, and operate its assets and properties and to carry on its business as now conducted.

2.2 Capitalization.

(a) [intentionally omitted]

(b) The Membership Interests are the only outstanding Equity Interests of the Company. There are no issued or outstanding Equity Interests of the Company other than the Membership Interests. The Membership Interests have been duly authorized and are validly issued, and are fully paid, nonassessable and free of all preemptive rights. The Membership Interests have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

(c) All of the issued and outstanding Equity Interests of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All Equity Interests of each Subsidiary are held of record and owned beneficially by those Persons listed in Section 2.2(c) of the Disclosure Schedule and are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Liens, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no obligations providing for the issuance, disposition or acquisition of any Equity Interests of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. Except as to the Wheeler Units, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of any Subsidiary.

(d) No Subsidiary controls, directly or indirectly, or has any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity. Except for the Subsidiaries, the Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

2.3 No Adverse Consequences. The execution, delivery, and performance of this Agreement by the Company (a) does not require the Company or the Subsidiaries (i) to obtain the consent, approval or authorization of any Governmental Entity having jurisdiction over the Company or any Subsidiary, or obtain any consents, approvals or authorizations prior to the Closing, or (ii) to submit or file any notice, report or other filing with any Governmental Entity having jurisdiction over the Company or any Subsidiary, file any report under the Exchange Act, or submit or file any notice, report or other filing prior to the Closing; (b) will not violate any Law and Regulation, judgment, order, injunction, decree or ruling of any Governmental Entity applicable to the Company or any Subsidiary; and (c) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a material breach of the terms, conditions or provisions of, or constitute a material default under any Material Contract or Permit.

2.4 Litigation. There is no litigation, proceeding or investigation pending or, to Knowledge of the Sellers, threatened, against the Company or any Subsidiary. There are no judgments, orders or decrees outstanding against the Company or any Subsidiary.

2.5 Compliance with Laws. The Company and each Subsidiary is in material compliance with all Laws and Regulations as in effect on the date of this Agreement applicable to the conduct of the Business, or applicable to the employees employed by the Company or any of the Subsidiaries.

2.6 Labor Matters. Neither the Company nor any Subsidiary is party, or otherwise subject, to any labor or collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the Knowledge of the Sellers, attempting to represent any employees of the Company or any Subsidiary. There is no representation petition respecting any employees of the Company or any Subsidiary pending before any Governmental Entity or, to the Knowledge of the Sellers, threatened to be brought or filed.

2.7 Employee Benefits; Employees.

(a) Section 2.7(a) of the Disclosure Schedule sets forth a list of all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, stock option, restricted stock, life insurance, health and disability insurance, hospitalization, self-insured health plans, severance pay plans and all other employee benefit plans or arrangements established or maintained by the Company and the Subsidiaries, including, without limitation, any and all such plans within the scope of ERISA, with respect to the Company and any Subsidiary (each, an “Employee Benefit Plan” and collectively, the “Employee Benefit Plans”).

(b) With respect to each Employee Benefit Plan, the Sellers have delivered to the Buyer a correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) the most recent copies of all documents constituting or embodying such Employee Benefit Plans, (ii) the most recent favorable IRS determination or opinion letter, if applicable, (iii) the most recent summary plan description, and (iv) the most recent Form 5500 and attached schedules, if applicable.

(c) Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and applicable law (including under ERISA and the Code, as applicable), except as would not reasonably be expected to result in material liability to the Company or the Subsidiaries. No suit, administrative proceeding, action or other litigation has been brought or threatened against or with respect to any such Employee Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

(d) Neither the Company nor any Subsidiary participates in or has withdrawn from participation in a “multiemployer plan” as defined in ERISA section 37A, any “multiple-employer welfare arrangement” as defined in ERISA section 40A, or any employee pension benefit plans (within the meaning of ERISA section 3(2)) maintained by multiple employers that are not members of the same controlled group of entities. None of the Employee Benefit Plans is a defined benefit pension plan subject to Title IV of ERISA.

(e) With respect to each Employee Benefit Plan, none of the Company or any of the Subsidiaries is currently liable for any material Taxes arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code, and no fact or event exists that would give rise to any such material liability for Taxes. None of the Company or any of the Subsidiaries has incurred any material liability under or arising out of Title IV of ERISA that has not been satisfied in full (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and no fact or event exists that would reasonably be expected to result in such a liability.

(f) None of the Company or any of the Subsidiaries have incurred any material liability in respect of post-employment health, medical or life insurance benefits for any current or former employee of the Company or any Subsidiary, except as may be required under COBRA or similar Laws and Regulations and at the expense of the current or former employee.

(g) The Company has disclosed to the Buyer complete and accurate information regarding the number of employees and sales persons currently employed or engaged by the Company or any Subsidiary, together with the position held by each person, the aggregate amount of the annual compensation (separating base salary and other forms of compensation) paid to such persons and all employee credit for unused vacation time and other paid time off that has been accrued to date, together with all employment agreements to which the Company or any Subsidiary is bound. The Company and each Subsidiary have accrued or paid in full to those employees all wages, commissions, bonuses and other compensation for all services performed by them through the date of this Agreement and each of the Company and the Subsidiaries is not subject to any claim for non-payment or non-performance of any of the foregoing.

(h) Except as disclosed in Section 2.7(h) of the Disclosure Schedule, there are no open workers’ compensation claims of employees of the Company or any Subsidiary.

2.8 Real Property. Section 2.8 of the Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company or any Subsidiary, and a list of all leases or other material agreements applicable thereto. The Company or the applicable Subsidiary, as applicable, has good and marketable title to all real property identified as being owned on Section 2.8 of the Disclosure Schedule, free and clear of any Lien, easement, environmental lien, environmental use restriction, covenant or other restriction, except for recorded easements, covenants and other non-environmental restrictions which do not materially impair the uses, occupancy or value of such owned real property. The Company and the Subsidiaries as of the date of this Agreement, have delivered to Buyer copies of all leases and other material agreements applicable to the properties set forth on Section 2.8 of the Disclosure Schedule. All such leases are in full force and effect. Neither the Company nor any Subsidiary is in material default under any such lease or other material agreement and, to the Knowledge of the Sellers, no event has occurred and is continuing that, with the passage of time or upon giving of notice or both, would constitute an event of material default thereunder. The improvements on the real property owned or leased by the Company or any Subsidiary are in commercially reasonable operating condition and are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or threatened against real property or the improvements thereon.

2.9 Tangible Personal Property. The Company and each Subsidiary has good and marketable title to, or the right to possession under valid leases of, all of the tangible personal property used in Business presently conducted by the Company or such Subsidiary that is material to the operation of such Business, free and clear of all encumbrances, except Permitted Liens. All such tangible personal property is adequate and suitable for the conduct by the Company and each Subsidiary of the Business presently conducted by the Company and such Subsidiary, and such use complies in all material respects with all applicable Laws and Regulations. All such tangible personal property is in commercially reasonable operating condition and is adequate and suitable for the purposes for which it is presently being used and there are no condemnation or appropriation proceedings pending or threatened against such tangible personal property or improvements thereon.

2.10 Certain Contracts and Arrangements. Section 2.10 of the Disclosure Schedule lists all of the written Contracts to which the Company or any Subsidiary is a party and that are material to the conduct of the Business of the Company or such Subsidiary, including all guarantees of any indebtedness or other obligations of or by the Company or any Subsidiary (any such contract, a “Material Contract”). The Company and the Subsidiaries have delivered to Buyer copies of all written Material Contracts (including any and all amendments and other modifications to such Material Contracts) or in the case of oral Material Contracts, a complete and accurate written description of each Material Contract. The Material Contracts are valid and binding obligations of the Company or the applicable Subsidiary, and, to the Knowledge of the Sellers, the other parties thereto, enforceable against such parties in accordance with their respective terms except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws and Regulations relating to or affecting the enforcement of creditors’ rights generally and (b) Laws and Regulations governing specific performance, injunctive relief or other equitable remedies. The Company, each Subsidiary and, to the Knowledge of the Sellers, each other party thereto, have complied in all material respects with each such Material Contract to which it is a party, and the Company, each Subsidiary and, to the Knowledge of the Sellers, each other party thereto have not caused or permitted to occur a material default under any of Material Contracts, nor has the Company or any Subsidiary granted or been granted any material waiver or forbearance with respect to any of Material Contracts.

2.11 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of the Company and each Subsidiary at Closing have been timely filed and all Taxes shown to be due on those Tax Returns have been timely paid. All such Tax Returns were correct and complete in all material respects and completely reflect the income, franchise or other tax liability and all other information required to be reported thereon.

(b) Neither the Company nor any Subsidiary at Closing is the beneficiary of any extension of time within which to file any Tax Return, other than extensions which do not require the affirmative consent of the relevant Governmental Entity, and no waiver of any statute of limitations in respect of Taxes nor any agreement for extension of time with respect to a Tax assessment or deficiency is in effect or been entered into by or on behalf of the Company or any Subsidiary, as the case may be.

(c) Except for those disclosed in Section 2.11(c) of the disclosure schedule there are no pending dispute, claim, audit or investigation concerning any Tax liability of the Company or any Subsidiary at Closing, by or with any Tax authority either (i) for which the Company or any Subsidiary as of the Closing, has received written notice or (ii) to the Knowledge of the Sellers, otherwise.

(d) All material Taxes required by applicable Tax law to be withheld or collected by or on behalf of the Company or any Subsidiary at Closing, in connection with any amounts paid or owing to any employee or independent contractor, creditor or other party relating to the Business have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(e) Neither the Company nor any Subsidiary has within the past five years distributed stock of another company, or has had its stock distributed by another company, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(f) To the Knowledge of the Sellers, the Sellers do not expect any Tax authority to assess any additional Taxes against or in respect of the Company or any Subsidiary for any past period.

2.12 Financial Statements. The Company has provided to the Buyer the Financial Statements. The Financial Statements were prepared using materially accurate data derived from the books and records of the Company and each Subsidiary and fairly present the financial condition of the Company and each Subsidiary as of their respective dates and the results of their operations for the periods indicated, in each case on a basis consistent with prior periods and with the Accounting Standards.

2.13 Permits and Licenses. The Company and each Subsidiary holds all Permits that are material to the Business and necessary for the lawful conduct of the Business as currently conducted pursuant to the Laws and Regulations applicable to the Company and each Subsidiary. Each Company or Subsidiary Permit is in full force and effect, and will at Closing remain in full force and effect for operations of the Business by the Company and each Subsidiary to the same and full extent as the Business is operated as of the date hereof, and neither the Company nor any Subsidiary is, or has received notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

2.14 Environmental Conditions.

(a) To the Knowledge of the Sellers, the Company and each of the Subsidiaries is in material compliance with all material terms, conditions and provisions of all applicable Environmental Laws and Environmental Permits.

(b) The Company has not received written notice of, nor is the Company currently the subject of, (i) a pending or, to the Knowledge of the Sellers, threatened Environmental Claim or (ii) a civil, criminal or administrative complaint or notice of violation from any Governmental Entity alleging a violation of, or liability under, any Environmental Laws applicable to the Company.

(c) No Subsidiary has received written notice of, nor is any Subsidiary the subject of, (i) a pending or, to the Knowledge of the Sellers, threatened Environmental Claim or (ii) a civil, criminal or administrative complaint or notice of violation from any Governmental Entity alleging a violation of, or liability under, any Environmental Laws applicable to any Subsidiary.

(d) The Company and each Subsidiary has obtained and holds all Environmental Permits which are required in respect of its Business, operations or assets and properties.

(e) The Business has not previously involved the use, handling, manufacture, treatment, processing, storage, generation, release, discharge or disposal of any Hazardous Substances, except for the use, handling, manufacture, treatment, processing, storage, generation, release, discharge or disposal in material compliance with Environmental Laws, and to the Knowledge of the Sellers there is no Liability under any Environmental Laws relating to the use, handling, manufacture, treatment, processing, storage, generation, release, discharge or disposal of any Hazardous Substances.

(f) Set forth in Section 2.14(f) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations, assessments or audits relating to operations by the Company or any Subsidiary as well as to any property currently or previously owned, leased or operated by the Company or any Subsidiary (whether conducted by or on behalf of the Company, such Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) that the Company or any Subsidiary has access to. A complete and accurate copy of each such document has been provided to the Buyer.

2.15 Intellectual Property.

(a) Section 2.15(a) of the Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which the filing was made or from which the registration issued, the date of filing or issuance, names of all current applicant(s) and registered owner(s), as applicable. All assignments of Company Registrations to the Company or any Subsidiary have been properly executed and recorded. All Company Registrations are valid and enforceable, and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company or the applicable Subsidiary.

(b) The Company and each Subsidiary owns, free and clear of any lien, inventorship challenge, nullity proceeding, interferences declared or commenced or other encumbrance or restriction, or has the right to use, the Company Intellectual Property. The Company Intellectual Property is adequate for the Company and each Subsidiary to fulfill its respective obligations under the Material Contracts and to conduct the Business as currently conducted. Other than the Company Intellectual Property, no Intellectual Property is material to the conduct of the Business.

(c) Neither the Company nor any Subsidiary has received any written claim or demand of any Person, and neither the Company nor any Subsidiary is a party to any proceeding pending or, to the Knowledge of the Sellers threatened, which challenges the rights of the Company or any Subsidiary in respect of (i) the Company Intellectual Property or (ii) the rights of the Company or any Subsidiary in respect of any material trade secret owned or used by it in the conduct of the Business. The Company Intellectual Property is not subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency. To the Knowledge of the Sellers, neither the Company nor any Subsidiary is infringing on the intellectual property rights of any Person.

(d) Each item of Company Intellectual Property will be owned or available for use by the Buyer (through the Company or the applicable Subsidiary) following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.

(e) Each employee or independent contractor of the Company or any Subsidiary who has developed or participated in the development of material Company Intellectual Property within the three (3) year period prior to the date hereof has executed a written agreement expressly assigning to the Company or such Subsidiary all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived and/or reduced to practice by the employee as part of such employee’s employment or such independent contractor’s work for the Company or the relevant Subsidiary, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

2.16 [intentionally omitted]

2.17 Accounts and Notes Receivable. The existing accounts receivable and notes receivable of the Company and each Subsidiary, on a combined basis, all of which are owed solely to the Company or the applicable Subsidiary, constitute valid claims arising from bona fide transactions in the Ordinary Course of Business and, to the Knowledge of the Sellers, are collectible in accordance with their terms at their recorded amounts. Reserves for doubtful accounts have been established in accordance with the Accounting Standards. All accounts receivable which are thirty (30) days or more past due as of the date of this Agreement are set forth on Section 2.17 of the Disclosure Schedule.

2.18 Brokers and Finders. Except as set forth on Section 2.18 of the Disclosure Schedule, none of the Sellers, the Company or any Subsidiary, nor any of their respective officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any commission, brokerage or investment-banking fee, or finder’s fee in connection with the transactions contemplated by this Agreement.

2.19 Absence of Changes. Since the date of the Most Recent Balance Sheet, except as set forth on Section 2.19 of the Disclosure Schedule and except for the transactions contemplated by this Agreement, there has not been any event or development which, individually or together with other such events, could reasonably be expected to have a Company Material Adverse Effect and the Business has been conducted consistent with past practice. Without limiting the foregoing, except as set forth on Section 2.19 of the Disclosure Schedule and except for the transactions contemplated in this Agreement, since the date of the Most Recent Balance Sheet neither the Company nor any Subsidiary has (except to the extent such exception is limited to only the Subsidiaries for purposes of performance of this Agreement):

(a) From December 31, 2013 through the date hereof, except as detailed in Section 2.19 (a) of the disclosure schedule, (i) declared, set aside or paid any dividend or other distribution in respect of the Membership Interests of the Company; or (ii) directly or indirectly redeemed, purchased or otherwise acquired any other Equity Interests;

(b) authorized, issued, sold or otherwise disposed of, or granted any option with respect to any Membership Interests of the Company, or modified or amended any right of any holder of any Equity Interests of the Company or option with respect thereto;

(c) except as required by applicable Law and Regulation or any employment agreement or other Employee Benefit Plan in existence as of the date of this Agreement, or consistent with past practice, (i) increased salary, wages or other compensation (including, without limitation, any bonuses, commissions and any other payments) of any officer, employee or consultant of the Company or any Subsidiary; (ii) established or modified (A) targets, goals, pools or similar provisions under any Employee Benefit Plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Employee Benefit Plan, employment Contract or other employee compensation arrangement; or (iii) adopted, entered into, amended, modified or terminated (in whole or in part) any Employee Benefit Plan;

(d) incurred or increased any indebtedness, (ii) made or agreed to make any loans to any Person or (iii) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary, or the Company or any Subsidiary under, any indebtedness of or owing to the Company or such Subsidiary;

(e) suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting any of the real or personal property or equipment of the material assets and properties of the Company or any Subsidiary prior to Closing;

(f) failed to pay or satisfy when due any material obligation of the Company or any Subsidiary;

(g) acquired any business or assets and properties of any Person (whether by merger, consolidation or otherwise) or disposed or leased, or incurred a Lien (other than a Permitted Lien) on, any assets and properties of the Company or any Subsidiary, in each case, other than acquisitions or dispositions of products in the Ordinary Course of Business of the Company and such Subsidiary;

(h) entered into, amended, modified, terminated (in whole or in part) or granted a waiver under or given any consent with respect to any Intellectual Property;

(i) commenced, terminated or changed any line of the Business;

(j) entered into any transaction with any member (or any member’s Affiliates) or Affiliate of the Company or any Subsidiary;

(k) made any change in the accounting methods or procedures of the Company or any Subsidiary; or

(l) entered into any agreement to do any of the things described in the preceding paragraphs.

2.20 No Undisclosed Liabilities.

(a) There are no expenses incurred in the Business that are not reflected as an expense of the Company or a Subsidiary, as the case may be, in the Most Recent Balance Sheet, other than expenses incurred between the date of this Agreement and the Closing Date in the Ordinary Course of Business and which are not, individually or in the aggregate, material to the Business.

(b) As of the date of the Most Recent Balance Sheet, neither the Company nor any Subsidiary had Liabilities on any of their assets and properties, including, without limitation, Liabilities for borrowed money, taxes, accounts payable (including rent arrears), amounts owed to any member (or any member’s Affiliates or relatives) or Affiliates of the Company or any Subsidiary, customer orders, customer advances and deposits, open purchase orders of the Company or any Subsidiary (including, without limitation, commitments to suppliers of the Company or any Subsidiary for work-in-process), advances and deposits paid to suppliers of the Company or any Subsidiary commissions or other compensation owed to employees of the Company or such Subsidiary, customer claims, product liability or personal injury claims and warranty claims, except (i) Liabilities set forth on the Most Recent Balance Sheet, (ii) Liabilities incurred in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and in accordance with the provisions of this Agreement, or (iii) Liabilities or obligations that are not, individually or in the aggregate, material to the Business, or as otherwise permitted in this Agreement.

2.21 Insurance. Section 2.21 of the Disclosure Schedule sets forth a true and complete list specifying the type of coverage and the insurer of all liability, property, workers compensation, directors and officers liability and other insurance policies (including any self-insurance programs, if any) currently in effect that insure the Business of the Company or any Subsidiary, the employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the assets and properties of the Company or any Subsidiary. Each of these policies will continue in full force and effect following the Closing, and will cover the

Company, each Subsidiary, the Business and the assets and properties of the Company and each Subsidiary after the Closing. None of the Company, any Subsidiary or any Person to whom such policy has been issued has failed to give any significant notice or present any significant claim under any such policy in due and timely fashion.

2.22 Related Party Transactions. Except as set forth on Section 2.22 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the Ordinary Course of Business for salary, wages or other compensation for other customary employee benefits made generally available to all employees. Except as set forth on Section 2.22 of the Disclosure Schedule, none of the Company’s or any Subsidiary’s directors, managers or officers, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or any Subsidiary, or, to the Knowledge of the Sellers, have any (a) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s or any Subsidiary’s customers, suppliers, service providers, joint venture partners, licensees or competitors; (b) direct or indirect ownership interest in any Person with which the Company or Subsidiaries is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that directors, managers, officers or employees or Affiliates of the foregoing may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies; or (c) financial interest in any Material Contract.

2.23 Relationships with Customers and Suppliers. Since the date of the Most Recent Balance Sheet, no business relationship of the Company or any Subsidiary, with any customer, supplier, vendor o whose purchases or sales, as the case may be, are individually or in the aggregate material to the Business has been or, has been threatened in writing to be, terminated, canceled or materially and adversely limited or modified, and, to the Knowledge of the Sellers, there exists no present condition or state of facts or circumstances with respect to those business relationships that would reasonably be expected to have a Material Adverse Effect on the Business, or prevent the Company or any Subsidiary from conducting the Business in substantially the same manner in which it is now conducted after the Closing.

ARTICLE III- REPRESENTATIONS AND WARRANTIES REGARDING THE

INDIVIDUAL SELLERS

Each Seller, severally and not jointly, represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III. The disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article III and (b) other sections or paragraphs in this Article III to the extent that it is clear from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

3.1 Authority. Such Seller is of sound mind and fully competent to enter into this Agreement and to carry out its respective terms, and has full power and authority to execute and deliver this Agreement and to consummate the Transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller. This Agreement is binding upon and enforceable against such Seller in accordance with its terms, except as enforceability may be limited or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting creditors’ rights and remedies generally and (b) rules of law governing specific performance, injunctive relief, or other equitable remedies.

3.2 No Adverse Consequences. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder and the consummation of the transactions contemplated hereby does not and will not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of any Organizational Documents to which such Seller is a party; (b) require on the part of such Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, or the filing of any report under the Exchange Act, or the submission or filing of any notice, report or other filing prior to the Closing; (c) conflict with, result in a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which such Seller is party or by which such Seller is bound or to which any of the assets of such Seller are subject; (d) result in the imposition of any Lien upon any assets of such Seller; (e) violate any Law and Regulation, order, writ, injunction, decree, statute, rule or judgment applicable to such Seller or any of its properties or assets; or (f) cause the bankruptcy or insolvency of such Seller.

3.3 Ownership. Except as set forth on Section 3.3 of the Disclosure, such Seller: (i) is the record owner of all Membership Interests indicated on Section 3.3 of the Disclosure Schedule as being owned by Seller, (ii) has the entire right, title and interest in and to such Membership Interests, and (iii) has full right, power, capacity and authority to validly sell, assign, convey and transfer such Membership Interests to Buyer. If and when transferred to Buyer as provided in this Agreement, such Membership Interests will at Closing be transferred free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state or foreign securities laws), encumbrances, or claims of any kind. Such Seller has not granted or agreed to grant to any other Person a right, whether absolute or contingent, to purchase or acquire any of the Membership Interests, and no Person (other than Buyer) has any such right.

3.4 Litigation. Except as provided in Section 3.4 of the Disclosure Schedule, there is no litigation, proceeding or investigation pending or, to Knowledge of such Seller, threatened, against such Seller. There are no judgments, orders or decrees outstanding against such Seller.

3.5 Claims. Such Seller has no actions, suits, causes of action or Liabilities of any kind or nature, whether in law or equity, and whether arisen, accrued or matured heretofore or hereafter, whether against the Company or any of the Subsidiaries by reason of any cause, matter or thing whatsoever occurring prior to the date hereof (collectively, “Claims”), including (a) any Claims relating to or arising out of any Equity Interests of the Company held at any time by such Seller and (b) any dividends or distributions on such Equity Interests; provided, however, that notwithstanding anything herein to the contrary, nothing herein shall be deemed a release or discharge of any obligation of the Buyer to perform any of the terms, conditions and agreements contained in this Agreement or any other agreement contemplated hereby.

3.6 Accredited Investor Status. Such Seller is an “accredited investor” as defined in Section 501 of Regulation D under the Securities Act.

3.7 Due Diligence Investigation. Such Seller has been solely responsible for his own due diligence investigation of the Buyer and its business, and analysis of the merits and risks of the transaction contemplated by this Agreement. Such Seller has been given access to full and complete information regarding the Buyer, and such Seller has reviewed such information and is familiar with it. Such Seller has no knowledge of the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence, nonexistence, occurrence or nonoccurrence of which would cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any respect. Such Seller has entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the business of the Buyer. Such Seller acknowledges that no current or former stockholder, director, officer, employee, Affiliate or advisor of Buyer has made or is making any representations, warranties or commitments whatsoever regarding the subject matter of the Agreements, express or implied.

3.8 Disclosure. No representation or warranty by such Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of such Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

ARTICLE IV- REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

The Buyer represents and warrants to the Sellers that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Buyer has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

4.2 Authorization. The Buyer has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4.3 Absence of Conflicts. Except as disclosed by the Buyer to the Sellers prior to Closing, neither the execution and delivery by the Buyer of this Agreement or any other agreement contemplated hereby, nor the performance by the Buyer of its obligations hereunder or thereunder, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Organizational Documents of the Buyer, each as amended and/or restated to date (b) require on the part of the Buyer any notice to or filing with, or any Permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, Permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

4.4 Broker’s Fees. Except as disclosed by the Buyer to the Sellers prior to Closing, the Buyer has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.5 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

4.6 SEC Periodic Reports. Since January 1, 2013, Buyer has timely filed or otherwise furnished (as applicable) all forms, reports, proxy statements, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Buyer with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Buyer SEC Documents”). As of their respective filing dates the Buyer SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. To the knowledge of the Buyer none of the Buyer SEC Documents is the subject of ongoing SEC review or outstanding SEC comment. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Buyer included in the Buyer SEC Documents (collectively the “Buyer Financial Statements”) (i) have been prepared from, are in accordance with, and accurately reflect the books and records of the Buyer in all material respects, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments) and (iii) fairly present in all material respects the consolidated financial position and the consolidate results of operations, cash flows, and changes in shareholders’ equity of the Buyer as of the dates and for the periods referred to therein.

4.7 NYSE MKT Disclosures. Buyer received a letter (the “Letter”) from NYSE MKT, LLC (the “NYSE MKT”) on June 6, 2013, which stated, among other things, that Buyer had equity less than $4 million and had sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years and, in the opinion of NYSE MKT, it was questionable as to whether Buyer would be able to continue operations and/or meet its obligations as they mature based on its current overall financial condition, pursuant to Sections 1003(a)(ii) and 1003(a)(iv) of the NYSE MKT’s Company Guide, respectively. Buyer’s plan of compliance detailing actions which it planned to take to regain compliance with stated listing requirements (the “Impairment Plan”) was initially accepted by NYSE MKT on August 27, 2013, granting Buyer until October 7, 2013 (the “Impairment Plan Period”) to regain compliance. By the letters dated October 29, 2013, March 13, 2014, and April 14, 2014, NYSE MKT granted Buyer extensions of the Impairment Plan Period until February 21, 2014, March 31, 2014, and June 6, 2014, respectively. Based on a review of information provided by Buyer, NYSE MKT then granted Buyer a further extension from June 6, 2014, to December 6, 2014. As such, Buyer’s targeted completion date to improve the overall financial condition and comply with 1003(a)(iv) and, additionally, to increase the equity to a minimum of $4 million and comply with 1003(a)(ii) is now December 6, 2014. Buyer will be subject to periodic review by NYSE MKT staff during the extension period and issuance of any additional shares will require approval by NYSE MKT’s senior management. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in Buyer being delisted from the NYSE MKT.

4.8 Material Nonpublic Information. Since June 30, 2014, Buyer’s periodic reports as filed with the SEC have contained disclosures of all material information regarding Buyer that is required to be disclosed under the Securities Act, the Exchange Act, Sarbanes-Oxley Act, and the ruled of the NYSE MKT.

ARTICLE V- COVENANTS

5.1 Closing Efforts. Except as expressly contemplated by Section 5.6, each of the Parties shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to ensure that (a) each of their respective representations and warranties remain true and correct through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Closing are satisfied.

5.2 Operation of Business - Negative Covenants. Except as expressly contemplated by this Agreement, Sellers will not, without the consent of the Buyer, which may not be unreasonably withheld, cause or permit the Company or any Subsidiary to do any of the following with respect to the Company or any of the Subsidiaries:

(a) amend or otherwise change the operating agreements of the Company or any of the Subsidiaries;

(b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any membership interests of the Company or any Subsidiary, or any options, warrants, convertible securities, or other rights of any kind to acquire any membership interests, or any other ownership interest (including any phantom interest), of the Company or the Subsidiaries or (ii) other than Permitted Liens, any of the assets and properties material to the Company or any Subsidiary;

(c) acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or any division thereof or any material amount of assets;

(d) incur or guarantee any indebtedness for borrowed money;

(e) enter into or amend a contract, agreement, commitment, or arrangement with respect to any prohibited matter set forth in Sections 5.2(c) and (d);

(f) increase the compensation payable or to become payable (other than annual increases consistent with the Ordinary Course of Business) or grant any severance or termination payment (other than severance or termination payments consistent with the Ordinary Course of Business), to any of the directors, officers, employees or consultants of the Company or any Subsidiary, except pursuant to existing contractual arrangements or existing compensation plans;

(g) enter into any employment or severance agreement with any director, officer, employee or consultant of the Company or any Subsidiary;

(h) establish, adopt, enter into or amend any bonus, compensation, stock, pension, retirement, deferred compensation, employment, severance or other plan, policy or arrangement for the benefit of any director, officer, employee or consultant of the Company or any Subsidiary;

(i) change Accounting Standards;

(j) enter into, extend, renew, or amend in any material respect any Material Contract or terminate any Material Contract before the expiration of the term thereof;

(k) violate, breach or default under, in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of (1) any Material Contract to which the Company or any Subsidiary is a party or (2) any Permit (including without limitation any Environmental Permit) held or used by the Company or any Subsidiary;

(l) institute or settle any Legal Proceeding; or

(m) split, combine or reclassify any of its Equity Interests; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Equity Interests.

5.3 Operation of Business - Affirmative Covenants. Except as provided in this Agreement, unless the Buyer otherwise agrees, Sellers shall, and shall cause the Company and each of the Subsidiaries to:

(a) conduct the Business in the Ordinary Course of Business and in material conformity with applicable Laws and Regulations, and with any licenses, Permits, and other authorizations issued to it by any Governmental Entity, and promptly following receipt deliver notice to Buyer and copies of any communication or notice received from any Governmental Entity or other Person alleging any violation of any such Law and Regulation;

(b) exercise commercially reasonable efforts to (i) preserve the Business intact, (ii) preserve present commercially significant relationships with and maintain the goodwill of with vendors and customers, and others having business relations with the Company or any Subsidiary, (iii) keep in full force and effect the Company, each Subsidiary and the Company’s and each Subsidiary’s limited liability company existence and all material rights (including Company Intellectual Property) relating to the Business, (iv) maintain the assets of the Company and each Subsidiary in adequate and suitable condition for the purposes for which they are presently being used, and (v) pay its creditors and other accounts, and collect its receivables in the Ordinary Course of Business; and

(c) maintain the respective Company and Subsidiary books and records in accordance with the Accounting Standards.

5.4 Notices and Consents. Sellers shall give, or cause the Company and each Subsidiary to give, such notices to third parties, and shall use commercially reasonable efforts to obtain any third-party consents, that Buyer may reasonably request in connection with the transactions contemplated by this Agreement, including without limitation those set forth on Schedule 6.1(a).

5.5 Access.

(a) The relevant Seller will permit, and will cause the Company and each Subsidiary to permit, representatives of the Buyer to have access during normal business hours with reasonable notice, and in a manner so as not to interfere with the normal operations of the Company and the Subsidiaries, as the case may be, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company and each Subsidiary, in each case as Buyer may reasonably request.

(b) Within fifteen (15) business days after the end of each month ending prior to the Closing, beginning with September 2014, the Sellers shall cause the Company and each Subsidiary to furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the consolidated financial condition and results of operations of the Company and each Subsidiary as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and each Subsidiary.

5.6 Exclusivity. During the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article IX hereof, except as required by law, each Seller and the Company shall not, and each such Party shall cause each the Subsidiaries and each of their officers, directors, employees, representatives and agents not to, directly or indirectly, through any officer, director, manager, employee, Affiliate, agent or representative or otherwise, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer or its representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction (collectively, an “Alternative Transaction”) involving the Company or any Subsidiary, (ii) engage in negotiations or enter into any agreement with any party (other than the Buyer or its Affiliates or representatives) concerning any such transaction, or (iii) furnish any information concerning the business, properties or assets of the Company or any Subsidiary (other than the Buyer or its representatives), except in the Ordinary Course of Business.

5.7 Notice of Breaches; Supplemental Disclosure. During the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article IX hereof, the Company and each Seller shall promptly deliver to the Buyer in a writing specifically referring to this Section 5.7 supplemental information concerning events or circumstances, whether occurring prior to or subsequent to the date hereof which would render any representation, warranty or statement of the Company or any Seller in this Agreement or the Disclosure Schedule incomplete or inaccurate in any material respect at any time after the date of this Agreement until the Closing. Any such supplemental information concerning events or circumstances occurring subsequent to the date hereof shall be deemed to update the Disclosure Schedule and this Agreement with respect to any affected representation, warranty or statement, and no claim for any related breach or misrepresentation may be made thereon to the extent that Buyer does not elect to terminate this Agreement as a result of such disclosure. Notwithstanding the foregoing, any such supplemental information based on material events or material circumstances that existed or occurred prior to the date hereof shall not be deemed to avoid or cure any misrepresentation or breach of warranty, or constitute an amendment or waiver of any representation, warranty or statement in this Agreement or the Disclosure Schedule, or limit the availability of claims for indemnification related to such events or circumstances irrespective of the Buyer’s closing of the Transaction.

5.8 Expenses. Except as otherwise expressly provided herein, the Buyer will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Sellers will pay all fees and expenses incurred by the Sellers and the Company in connection with the transactions contemplated hereby.

5.9 Appointment to Board. As soon as practicable after the Closing, Buyer’s Board of Directors shall expand by one seat and shall appoint Cary Daniel to serve as a Director, until the earlier of his resignation, removal, death, or the next annual meeting of shareholders of the Buyer.

5.10 Issuance of Options. As soon as practicable after the Closing, the Compensation Committee of Buyer’s Board of Directors will work with Andrew Norstrud and Cary Daniel to designate the appropriate employees of the Company for the receipt, collectively, of up to 300,000 options to purchase shares of common stock of Buyer. Said options shall be issuable under Buyer’s 2013 Incentive Stock Plan.

ARTICLE VI- CONDITIONS TO CLOSING

6.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the Closing is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer and, except as otherwise set forth herein, shall be deemed waived by consummation of the Closing:

(a) each Seller and the Company shall each have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, Permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Schedule 6.1(a), and all other waivers, Permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are necessary for the consummation of the transactions contemplated by this Agreement or are material to the conduct of the Business;

(b) without giving effect to any supplemental disclosure pursuant to Section 5.7, the representations and warranties of the Company and the Sellers in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Company Material Adverse Effect) or true and correct in all material respects (in the case of any representation or warranty not qualified by materiality or Company Material Adverse Effect), in either case, as of the date hereof and as of the Closing Date, other than representations or warranties that expressly speak only as of a specific date or time, which shall be true and correct (or true and correct in all material respects, as the case may be) as of such specified date or time;

(c) each of the Sellers and the Company shall have performed or complied with each of its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(d) there shall have occurred no change, event, circumstance or development (including, without limitation, with respect to the Company’s or any Subsidiary’s relationships with its customers or suppliers) that, individually or taken together with all other changes, events, circumstances or developments, has had, or could reasonably be expected in the future to have, a Company Material Adverse Effect;

(e) no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of any such transaction or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f) the Sellers and the Company shall have delivered to the Buyer the Company Certificate;

(g) the Buyer shall have obtained consent to proceed with the Closing by the Requisite Buyer Vote;

(h) the Buyer shall have received the opinion of its financial advisor as to the fairness of the transaction contemplated by this Agreement from a financial point of view, which opinion shall be in form and substance reasonably acceptable to the Buyer and the Special Committee;

(i) the Buyer shall have received approval from the NYSE MKT of an Additional Listing Application covering the Buyer Stock representing the Acquisition Consideration;

(j) the Buyer shall have received certificates of good standing (or the substantial equivalent) of the Company and each Subsidiary in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified;

(k) the Buyer shall have received certificates from the Company and each Subsidiary (without qualification as to knowledge, materiality or otherwise), signed on behalf of the subject Company or Subsidiary, as applicable, by the Secretary of the subject Company or Subsidiary, as applicable, regarding certified Organizational Documents, the incumbency of officers of the subject Company or Subsidiary, as applicable, and the adoption of authorizing resolutions by the directors, managers and equity holders of the subject Company or Subsidiary, as applicable;

(l) the Company shall have Acquired Company Cash of not less than $100,000 at Closing;

(m) the Buyer shall have received the consent of Keltic Financial Partners II LP and Aracle Management, LLC to the transactions set forth in this Agreement;

(n) the Company shall effected all transactions necessary to acquire 100% of the equity interests and business operations of Employment Edge, LLC, Nextaff, LLC, and Staff Systems, LLC, and other subsidiaries owned or operated by said entities;

(o) the Buyer shall have entered into employment agreements with the Key Employees, on terms satisfactory to the Buyer, in the Buyer’s sole discretion. Said Key Employees shall be entitled to the same benefits as similarly situated employees of the Buyer, and shall collectively be granted options to acquire Two Million (2,000,000) shares of the common stock of the Buyer, which options shall vest over a three year period, shall have a term of Ten (10) years, and shall have an exercise price equal to the greater of $0.20 per share or the closing price of a share of the Buyer’s common stock on the NYSE MKT on the date of Closing; and

(p) the Buyer shall have completed Buyer’s due diligence review of the Company, and shall be satisfied, in Buyer’s sole discretion, with the outcome of said review.

6.2 Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the Closing is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Sellers and shall be deemed waived by consummation of the Closing:

(a) the representations and warranties of the Buyer in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or true and correct in all material respects (in the case of any representation or warranty not qualified by materiality), in either case, as of the date hereof and as of the Closing Date, other than representations or warranties that expressly speak only as of a specific date or time, which shall be true and correct (or true and correct in all material respects, as the case may be) as of such specified date or time; and

(b) the Buyer shall have performed or complied with each of its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

ARTICLE VII- INDEMNIFICATIONS

7.1 Survival of Representations and Warranties.

(a) The representations and warranties of the Sellers contained in this Agreement shall survive the Closing until the twenty four (24) month anniversary of the Closing, except that: (i) the representations and warranties made pursuant to Section 2.1 (Existence; Authority), Section 2.2 (Capitalization), Section 3.1 (Authority), and Section 3.3 (Ownership) shall survive indefinitely and (ii) the representations and warranties made pursuant to Section 2.7 (Employee Benefits), Section 2.11 (Taxes), and Section 2.14 (Environmental Conditions) shall survive until sixty (60) days after the expiration of the applicable statute of limitations. The representations identified in clauses (i) and (ii) of this Section 7.1(a) are herein referred to as the (“Seller Fundamental Representations”).

(b) [intentionally omitted]

(c) The representations and warranties of Buyer contained in this Agreement shall survive the Closing until the twenty four (24) month anniversary of the Closing, except that the representations and warranties made pursuant to Section 4.1 (Organization) and Section 4.2 (Authorization) (collectively, the “Buyer Fundamental Representations”) shall survive indefinitely.

(d) The representations and warranties set forth in this Agreement speak only as of the date of this Agreement and as of the date of the Closing (except for representations and warranties that are made as of a specific date, which representatives and warranties speak only as of such date). Claims for indemnification based on the breach of a representation or warranty may only be made if the Party or Parties seeking indemnification (an “Indemnified Party”) delivers a Claim Notice pursuant to Section 7.6 to the Party or Parties from whom indemnification is sought (an “Indemnifying Party”) before the expiration of the applicable survival period specified in Section 7.1. No claim for indemnification based on a breach of a representation or warranty may be brought after the expiration of the applicable survival period, except that (i) claims with respect to which a Claim Notice has been delivered prior to the expiration of the applicable survival period shall survive as to such claim until finally resolved and (ii) claims based on fraud shall survive for the applicable statute of limitations.

7.2 Indemnification by Sellers.

(a) Each Seller, severally and not jointly, shall indemnify and hold harmless Buyer and its Affiliates, officers, directors, employees, agents, successors and assigns (each a “Buyer Indemnified Party”) from and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, fines, deficiencies, court costs, litigation costs, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses)

actually suffered or incurred by all or any of them (including, but not limited to, any Action brought or otherwise initiated by any of them) (a “Loss”), arising out of or relating to any breach of any representation or warranty made by such individual Seller contained in Article III of this Agreement.

(b) The Sellers, jointly and severally, shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of or relating to:

(i) any breach of any representation or warranty made by any Seller or the Company contained in this Agreement other than representations and warranties made under Article III of this Agreement;

(ii) any non-fulfillment or failure to perform or other breach of any covenant or agreement by any of the Sellers (or, with respect to periods before Closing, by the Company and the Subsidiaries) contained in this Agreement;

(iii) any Liability of Buyer for Taxes of the Company or any Subsidiary for all Pre-Closing Tax Periods;

(iv) any Liabilities of the Company, in existence at Closing, that are undisclosed to Buyer prior to Closing and that collectively total greater than Fifty Thousand ($50,000) Dollars; and

(v) the loss by the Company, during the two year period post Closing, of any Key Customer account. For purposes of this Section 7.2(v) only, the Parties agree that Loss shall equal the Gross Profit that would have been generated from said lost Key Customer(s) from the date of loss until the two year anniversary of Closing.

7.3 [Intentionally Omitted]

7.4 Indemnification by Buyer. Buyer shall indemnify and hold harmless each Seller and its respective Affiliates, officers, directors, employees, agents, successors and assigns (each a “Seller Indemnified Party”) from and against any and all Losses, arising out of or relating to:

(a) any breach of any representation or warranty made by Buyer contained in this Agreement;

(b) any non-fulfillment or failure to perform or other breach of any covenant or agreement by the Buyer contained in this Agreement; or

(c) any Liability incurred by Sellers for Taxes of the Company or the Subsidiaries for all Post-Closing Tax Periods.

7.5 Limits on Indemnification.

(a) Seller Limitations. Notwithstanding anything to the contrary contained in this Agreement other than with respect to claims based on fraud or relating to the Seller Fundamental Representations, the Sellers shall not be liable for indemnification pursuant to Section 7.2(a) or Section 7.2(b)(i) – (iii), as the case may be, unless and until the aggregate amount of all claims under Section 7.2 exceeds $50,000 (at which point the Sellers shall become liable only with respect to claims in excess of $50,000);

(b) Buyer Limitations. Notwithstanding anything to the contrary contained in this Agreement other than with respect to claims based on fraud or relating to the Buyer Fundamental Representations, the Buyer shall not be liable for indemnification pursuant to Section 7.4, unless and until the aggregate amount of all claims under Section 7.4 exceeds $50,000 (at which point the Buyer shall become liable only with respect to claims in excess of $50,000);

(c) In calculating the indemnifiable Losses suffered by the Indemnified Party as a result of any breach of this Agreement, the recoverable amount of any claim shall be reduced by any amounts the Indemnified Party has received from third parties in connection with the matter, including any indemnification or other recovery under any contract, agreement, or arrangement between a Buyer Indemnified Party and any third party and any insurance proceeds. The Indemnified Party will use commercially reasonable efforts to pursue third party recoveries and otherwise mitigate the indemnifiable Losses. However, nothing in this Section 7.5(c) precludes an Indemnified Party from giving notice of its indemnity claim before exhausting its remedies. If the Indemnified Party receives any third party payments after an indemnification payment is made that relates thereto, the Indemnified Party will promptly repay to the Indemnifying Party the amount of the indemnification payment the Indemnifying Party would not have paid had the third-party payment reduced the original indemnification payment.

(d) An Indemnified Party shall not assert claims with respect to, or recover damages for, Losses that are in the nature of consequential or punitive damages or claims for loss of profit, except under Section 7.2(b)(v) or to the extent the Indemnified Party is required to pay punitive damages to a third party pursuant to a Third Party Claim (as defined in Section 7.6(d)).

(e) Notwithstanding any provision of this Agreement to the contrary, Buyer is not entitled to indemnification under Section 2.11 (Taxes) with respect to the Taxes attributable to the post-Closing portion of any Straddle Period.

(f) An Indemnified Party may not recover duplicative indemnifiable Losses in respect of a single set of facts or circumstances under more than one representation, warranty, covenant, or agreement in this Agreement.

(g) Notwithstanding anything contained herein to the contrary, any indemnity claim against the Sellers pursuant to this Article VII shall be satisfied, at the election of Buyer, either by (i) an offset against any post Closing payments due to the applicable Seller Indemnifying Party from the Buyer under Section 1.3, or (ii) by the delivery by the applicable Seller Indemnifying Party of either immediately available funds or a number of shares of Buyer Stock that have a Value equal to the amount to be recovered by the Buyer Indemnified Parties. For purposes of this Article VII, the “Value” of any Buyer Stock delivered in satisfaction of an indemnity claim shall be equal to $0.20 per share, subject to adjustment for forward stock splits, reverse stock splits, stock dividends and any other similar events occurring after the date hereof.

7.6 Notice of Loss; Third Party Claims.

(a) An Indemnified Party shall give the Indemnifying Party prompt notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as soon as practicable, stating the amount of the Loss (the “Claimed Amount”), if known, and method of computation of the Loss, and containing a reference to the provisions of this Agreement in respect of which the right of indemnification is claimed or arises (a “Claim Notice”).

(b) Within twenty (20) calendar days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (a “Response”), in which the Indemnifying Party shall (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount; (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount; or (iii) dispute that the Indemnified Party is entitled to receive all or a portion of the Claimed Amount. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Loss for which the Indemnified Party is entitled to indemnification under this Article VII. If no Response is delivered by the Indemnifying Party within such twenty (20) day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

(c) During the thirty (30) day period following the delivery of a Response that reflects a dispute as to the Claimed Amount (a “Dispute”), the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such thirty (30) day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration. The provisions of this Section 7.6(c) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of Illinois, in accordance with Section 11.11.

(d) If an Indemnified Party receives notice of any Action, demand or assessment (each, a “Third Party Claim”) against it or that may give rise to a claim for Loss under this Section 7.6(d), the Indemnified Party shall give the Indemnifying Party notice of the Third Party Claim within thirty (30) days of the receipt of notice. However, the failure to provide notice does not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by the failure. To the extent permitted by the law applicable to the Third Party Claim, the Indemnifying Party is entitled to assume and control the defense of the Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of notice from the Indemnified Party. However, to the extent permitted by the law applicable to the Third Party Claim, the Indemnified Party is entitled, at its own expense, to participate in the defense of the Third Party Claim.

(e) If the Indemnifying Party exercises the right to undertake the defense against a Third Party Claim as provided above, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials, and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as the Indemnifying Party reasonably requires. Similarly, if the Indemnified Party is, directly or indirectly, conducting the defense against a Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnified Party in the defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all witnesses, records, materials, and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as the Indemnified Party reasonably requires.

(f) The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably.

7.7 Character of Indemnification Payments. Sellers and Buyer agree to treat all payments made pursuant to this Article VII (Indemnification) as adjustments to the Acquisition Consideration contained in Section 1.2(a) for Tax purposes, unless otherwise required by applicable Laws and Regulations.

7.8 Exclusive Remedy. After the Closing, except in the case of fraud, the sole remedy of an Indemnified Party for all indemnifiable Losses with respect to the transactions contemplated by this Agreement is the indemnity set forth in Article VII (Indemnification) (it being understood that nothing in this Section 7.8 shall limit the Parties’ rights to specific performance or other equitable remedies with respect to the covenants referred to in Article VIII (Tax Matters)).

7.9 Covenant Not to Transfer or Encumber Buyer Stock. The Sellers covenant and agree, for purposes of assuring the respective indemnification obligations of the Sellers set forth in this Article VII, on the Closing Date and for a period of twelve (12) months thereafter (provided, the period shall be six (6) months for Jamie Dingley), the Sellers shall not sell, transfer, pledge, option, mortgage, hypothecate or permit any Lien, attachment, trustee process or any other judicial process of any creditor of any party to encumber the Buyer Stock. Nothing herein shall be deemed to limit any greater periods which are applicable to rights of indemnification hereunder or any actions for enforcement of such rights to indemnification. Notwithstanding anything to the contrary in this Agreement, in the event a Seller lacks the number of shares of Buyer Stock required to satisfy an indemnity claim against such Seller pursuant to this Article VII or is otherwise unable to satisfy such an indemnity claim as a result of a breach of this Section 7.9, such Seller shall be required to satisfy the indemnity claims in immediately available funds.

ARTICLE VIII- TAX MATTERS

8.1 Returns and Payment of Taxes.

(a) Sellers shall (i) prepare and timely file (or cause to be prepared and filed) all Tax Returns required to be filed by or with respect to the Company and any of the Subsidiaries, for all Tax Periods ending on or before the Closing Date, including all federal, state, local or foreign consolidated or separate returns and combined reports in which Company or any of the Subsidiaries may be or is required to join, and (ii) timely pay all Taxes due with respect thereto. The Parties agree that the Company and the Subsidiaries shall be treated for these purposes as ceasing to be part of any consolidated or combined group of the Sellers or its Affiliates as of the end of the day on the Closing Date, except with respect to extraordinary transactions or events occurring after the Closing but before the end of the day on the Closing Date.

(b) Buyer shall (i) prepare and timely file (or cause to be prepared and filed) all Tax Returns of the Company and the Subsidiaries, as required to be filed after the Closing Date other than those Tax Returns described in Section 8.1(a), and (ii) timely pay all Taxes due with respect thereto. To the extent any such Tax Return includes a Pre-Closing Tax Period or is a return for which the Sellers could otherwise have an indemnification obligation pursuant to Article VII, Buyer shall (x) prepare such Tax Returns consistent with past practices unless a contrary position is required by applicable Laws and Regulations, (y) allow Sellers a reasonable time, and in no event less than twenty (20) Business Days for any Income Tax Return, to review and comment on the Tax Returns prior to filing, and (z) not file such Tax Returns without Sellers’ prior consent, which shall not be unreasonably withheld, conditioned or delayed. Sellers shall reimburse Buyer for the portion of the Taxes shown as due on any Straddle Period Tax Return that are attributable to the Pre-Closing Tax Period on or before the later of ten (10) Business Days after request from Buyer for such reimbursement and five (5) Business Days before such tax is due and payable.

(c) For purposes of this Agreement, in the case of any Straddle Period, the amount of Taxes attributable to the Pre-Closing Period shall be calculated as follows: (i) in the case of any Taxes that are based upon or measured by income, receipts, profits or wages, that are imposed in connection with the sale or other transfer of property or services, or that are required to be withheld and collected, the amount of such Taxes that are attributable to the Pre-Closing Tax Period shall be determined on the basis of a closing of the books as of the end of the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any of the Subsidiaries holds a beneficial interest shall to the extent practical be deemed to terminate at such time); and (ii) in the case of other Taxes, the amount of such Taxes that are attributable to the Pre-Closing Tax Period shall equal the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period through and including the Closing Date, and the denominator of which is the total number of days in the taxable period.

(d) Neither Buyer nor any of its Affiliates shall file any amended Tax Return for or including any Pre-Closing Tax Period without Sellers’ consent.

8.2 Cooperation on Tax Matters. Sellers, Company and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing, executing and filing all Tax Returns relating to the Company and any of the Subsidiaries and in resolving all disputes and audits relating to Taxes of the Company and any of the Subsidiaries. Such cooperation shall include maintaining and making available to each other all records relating to Taxes of the Company or any Subsidiary and making employees available on a mutually convenient basis to provide additional information or explanation of any materials provided hereunder or to testify at any proceedings relating to Taxes of the Company or any Subsidiary. Sellers and Buyer agree (a) to retain all books and records with respect to Tax matters pertinent to the Company and any of the Subsidiaries relating to any Tax Period beginning before the Closing Date until the applicable statute of limitations (as may be extended) has expired and to abide by all record retention agreements entered into with any Governmental Entity; and (b) to allow the other Party and its representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such Party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours at such Party’s expense.

8.3 Transfer Taxes. All Transfer Taxes incurred in connection with Buyer’s acquisition of the Membership Interests shall be borne equally among the Buyer and Sellers. To the extent a Seller pays any Transfer Tax for which it is not liable under this Section 8.3, the Buyer shall reimburse the relevant Seller for such Transfer Tax within ten (10) Business Days of delivery to the Buyer of evidence of payment of such Transfer Tax to the applicable Governmental Entity. Notwithstanding anything to the contrary in this Agreement, any refund of Transfer Taxes is for the benefit of the Party who paid the Taxes (whether directly or by way of reimbursing the other Party) and, if applicable, shall be paid over to the Party within the (10) Business Days of another Party’s receipt of the refund.

8.4 Tax Refunds. Any Tax refunds (whether by payment, credit, offset, reduction in Tax or otherwise) relating to any Pre-Closing Tax Period received after the Closing Date by Buyer, the Company or any of their Affiliates (as determined after the Closing Date) shall be for the account of Sellers, and Buyer shall pay over to Sellers the amount of any such refund within ten (10) Business Days after its receipt.

8.5 Tax Effect. Sellers acknowledge that Buyer has not made any representations regarding the tax effect on Sellers of the transactions set forth in this Agreement, and that other than as set forth above, Buyer has no obligation to Sellers with respect to any taxes Sellers may incur in connection with the transaction set forth in this Agreement.

ARTICLE IX- TERMINATION

9.1 Termination of Agreement. This Agreement may be terminated prior to the Closing as provided below:

(a) the Parties may terminate this Agreement by mutual written consent;

(b) the Buyer may terminate this Agreement by giving written notice to the Sellers in the event any Seller or the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a), (b) or (c) of Section 6.1 not to be satisfied and (ii) is not cured within fifteen (15) calendar days following delivery by the Buyer to the Sellers of written notice of such breach;

(c) the Sellers may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 6.2 not to be satisfied and (ii) is not cured within fifteen (15) calendar days following delivery by the Sellers to the Buyer of written notice of such breach;

(d) the Buyer may terminate this Agreement by giving written notice to the Sellers if the Closing shall not have occurred on or before October 15, 2014, by reason of the failure of any condition precedent under Section 6.1 (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

(e) the Sellers may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before October 15, 2014, by reason of the failure of any condition precedent under Section 6.2 (unless the failure results primarily from a breach by a Seller or the Company of any representation, warranty or covenant contained in this Agreement).

9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party for willful or knowing breaches of this Agreement or for breaches of Sections 5.5 or 5.6).

ARTICLE X- DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Accounting Standards” shall mean the principles, policies, procedures, practices, applications, methodologies and other elections materially consistent with GAAP and applied consistently by the applicable Company or Subsidiary over the course of the three (3) years immediately preceding the Closing.

“Action” shall mean any claim, action, suit, arbitration, inquiry, audit, examination, proceeding, investigation or audit by or before any Governmental Entity.

“Acquired Company Cash” means cash and cash equivalents (including marketable securities and short term investments) on hand in the accounts of the Company and its Subsidiaries as of the close of business on the day before the Closing Date.

“Acquisition Consideration” shall have the meaning set forth in Section 1.2(a).

“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Business” shall mean the respective businesses operated by each of the Company and each of the Subsidiaries, as applicable.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Chicago, Illinois.

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Certificate” shall mean a certificate delivered by the Buyer (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Buyer by an authorized officer of the Buyer, to the effect that each of the conditions specified in clauses (a) and (b) of Section 6.2 is satisfied in all respects.

“CERCLA” shall mean the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall mean the date two (2) Business Days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the Closing contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article VII), or such other date as may be mutually agreeable to the Parties.

“COBRA” shall mean Part 6 of Title I of ERISA, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Certificate” shall mean a certificate delivered by the Sellers and the Company (without qualification as to knowledge, materiality or otherwise), signed by each of the Sellers and signed on behalf of the Company by the chief executive officer and chief financial officer of the Company, to the effect that each of the conditions specified in clauses (a) through (e) of Section 6.1 is satisfied in all respects.

“Company Intellectual Property” shall mean the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Licensed Intellectual Property” shall mean all Intellectual Property that is licensed to the Company or a Subsidiary by any third party.

“Company Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (a) the business, assets, Liabilities, capitalization, condition (financial or other) or results of operations of the Company or any of the Subsidiaries, taken as a whole, (b) the ability of the Buyer to operate the Business immediately after the Closing or (c) the ability of the Company or the Sellers to perform its obligations under this Agreement or promptly consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

“Company Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by the Company or a Subsidiary, in whole or in part.

“Company Registrations” shall mean Intellectual Property Registrations that are registered or filed in the name of the Company or any Subsidiary, alone or jointly with others.

“Contract” shall mean any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

“Disclosure Schedule” shall mean the disclosure schedule provided by the Company and the Sellers to the Buyer on the date hereof and accepted in writing by the Buyer.

“Environmental Claims” shall mean any claims relating in any way to any Environmental Law or any Environmental Permit, including any and all actual claims by Governmental Entities or any Person for investigation, enforcement, cleanup, removal, response, remediation, damages, liability, loss contribution, indemnification, cost recovery, compensation or injunctive relief, resulting from: (a) an alleged violation of liability under any Environmental Law; (b) an alleged injury to health, safety or the Environment; (c) the violation of any Environmental Permit or condition thereof; or (d) the presence, release, use, discharge, transport, spill, leak, movement, migration, or disposal of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials have been sent for handling, storage, treatment, or disposal.

“Environmental Law” shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of Persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other Persons. As used above, the term “release” shall have the meaning set forth in CERCLA.

“Environmental Permits” shall mean all permits, approvals, certifications, franchise identification numbers, licenses, registrations and other authorizations required under or issued pursuant to any applicable Environmental Law, including all amendments thereto and conditions thereof.

“Equity Interest” shall mean (a) with respect to a corporation, any and all shares of capital stock and any options, warrants, convertible securities, subscription rights or other such agreements with respect thereto; (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, other equity ownership interests or other partnership or limited liability company interests, including economic or profits interests and any options, warrants, convertible securities, subscription rights or other such agreements with respect thereto; and (c) with respect to any other Person, any other equity ownership in such Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facilities” means any real property, leaseholds or other interests currently or formerly owned or operated by the Company or any of the Subsidiaries and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company or any of the Subsidiaries.

“Financial Statements” shall mean:

(a) the consolidated audited balance sheet and statement of income, changes in equity holders’ equity and cash flows of the Company and each Subsidiary as of and for the fiscal years ended December 31, 2013 and 2012, as certified by the auditors of the Company and each Subsidiary; and

(b) the consolidated unaudited balance sheet and statement of income, changes in equity holders’ equity and cash flows of the Company and each Subsidiary as of March 31, 2014, and for any calendar month between the date of this Agreement and the Closing Date, and the related consolidated unaudited statements of operations, changes in equity holders’ equity and cash flows for each of the months then ended.

“GAAP” shall mean United States generally accepted accounting principles consistently applied over the period in question.

“Governmental Entity” shall mean any domestic or foreign court, arbitrational tribunal, administrative agency or commission or other domestic or foreign governmental or regulatory authority or agency.

“Gross Profit” shall mean revenue minus cost of goods sold, computed in accordance with GAAP.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), hydrogen 3, and tritium (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law, (c) any other chemical, material or substance which is regulated by any Environmental Law or Governmental Entity and (d) a Hazardous Substance.

“Hazardous Substance” shall have such meaning as defined in 42 USC § 9601(14) and as defined in any applicable state or local legislation or regulations.

“Impairment Plan” shall have the meaning set forth in Section 4.7.

“Impairment Plan Period” shall have the meaning set forth in Section 4.7.

“Intellectual Property” shall mean the following subsisting throughout the world:

(a) Patent Rights;

(b) Trademarks and all goodwill in the Trademarks;

(c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

(d) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction;

(e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

(f) other proprietary rights relating to any of the foregoing (including remedies against past, current or future infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

“Intellectual Property Registrations” shall mean Patent Rights, registrations or filings for any Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing.

“IRS” shall mean the Internal Revenue Service.

“Key Customer” shall mean any customer or group of affiliated customers of the Company or its Subsidiaries that constitute more than 10% of the Company’s and its Subsidiaries trailing twelve month sales revenue, on a consolidated basis.

“Key Employees” shall mean the following individual employees of the Company and its Subsidiaries: Cary Daniel and James Windmiller.

“Knowledge of the Seller,” “Knowledge of such Seller” and phrases of like import shall mean the knowledge of each of Cary Daniel, James Windmiller, Jason Hall, and Stacy Wheeler, as applicable.

“Laws and Regulations” shall mean federal, state, local and foreign laws, rules, regulations and orders.

“Legal Proceeding” shall mean any action, suit, proceeding, claim, complaint, hearing, arbitration or investigation before any Governmental Entity or before any arbitrator.

“Letter” shall have the meaning set forth in Section 4.7.

“Liability” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, cost, expense, fines, penalties, responsibility or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether secured or unsecured, whether choate or inchoate, whether fixed or unfixed, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including any liability for Taxes.

“Lien” shall mean any mortgage, pledge, lien, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic’s, materialmen’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and the Subsidiaries and not material to the Company and the Subsidiaries, taken as a whole.

“Materials of Environmental Concern” shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

“Membership Interests” shall have the meaning set forth in the recitals to this Agreement.

“Most Recent Balance Sheet” shall mean, with regard to the Company or any Subsidiary, the balance sheet included in the Financial Statements of the Company or such Subsidiary, as applicable, as of March 31, 2014.

“New Customer” shall mean a customer that the Company has not done business with in the previous twelve (12) months.

“Notice Period” shall have the meaning set forth in Section 5.6(c).

“NYSE MKT” shall have the meaning set forth in Section 4.7.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Organizational Documents” means a Person’s charter, articles of organization, certificate of incorporation, certificate of formation, limited liability company agreement, partnership agreement, bylaws or other similar organizational documents, as applicable.

“Parties” shall have the meaning set forth in the first paragraph of this Agreement.

“Party” shall have the meaning set forth in the first paragraph of this Agreement.

“Patent Rights” shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

“Permits” shall mean all permits, licenses, registrations, certificates, orders, clearances, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Permitted Liens” means (a) minor imperfections of title that do not materially detract from the value or impair the use of any asset; (b) liens for Taxes, assessments, and other governmental charges or levies not yet due and payable or delinquent and which are being contested in good faith by appropriate action and as to which adequate reserves have been established in accordance with the Accounting Standards; (c) statutory liens of mechanics, materialmen, warehousemen or carriers, and similar liens arising by operation of Law and Regulation in the Ordinary Course of Business for sums not yet due or being contested in good faith and as to which adequate reserves have been established in accordance with the Accounting Standards; (d) applicable zoning laws and ordinances and municipal regulations and rights reserved to or vested in any Governmental Entity to control or regulate real property and realty rights; and (e) liens relating to the indebtedness existing on the date hereof and set forth on Section 2.9 of the Disclosure Schedule.

“Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, Governmental Entity or other entity, enterprise, authority or business organization.

“Pre-Closing Tax Period” means any Tax Period ending on or before the Closing Date and that portion of any Straddle Period through the Closing Date.

“Release” shall mean any spilling, leaking, emitting, discharging, depositing, escaping, dispersing, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

“Requisite Buyer Vote” shall mean the adoption of this Agreement and the approval of the Transaction by the affirmative vote of the holders of at least a majority of shares of the Buyer’s common stock present and voting on such proposal (in person or by proxy) at a meeting at which at least a majority of all shares of the Buyer’s common stock are present for quorum purposes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the first paragraph of this Agreement.

“Straddle Period” means any Tax Period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiaries” and “Subsidiary” shall mean, individually or collectively, as applicable, Nextaff, LLC, a Kansas limited liability company, Staff Systems, LLC, a Kansas limited liability company, and Employment Edge, LLC, a Kansas limited liability company.

“Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or Liabilities in the nature of a tax, including income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Tax Period” means any period prescribed by any Governmental Entity for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Returns” shall mean any and all reports, returns, declarations or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof.

“Trademarks” shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations, all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

“Warrants” shall have the meaning set forth in Section 1.2(a).

ARTICLE XI- MISCELLANEOUS

11.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

11.5 Counterparts and Facsimile Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two (2) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the Buyer:

General Employment Enterprises, Inc.

Attn: Andrew Norstrud, Chief Executive Officer

Telecopy: (303) 467-5208

with a copy to Buyer’s Counsel:

Roetzel & Andress

350 East Las Olas Boulevard, Ste. 1150

Fort Lauderdale, FL 33301

Attn: Clint J. Gage, Esq.

cgage@ralaw.com

To the Company and each of the Sellers and counsel:

Pivot Companies, LLC

Pivot Companies, LLC

11225 College Blvd., Ste. 250

Overland Park, KS 66210

Attn: Cary Daniel

with copies to Seller’s Counsel:

Gary Eastman, Esq.

General Counsel

Pivot Companies, LLC

11225 College Blvd., Ste. 250

Overland Park, KS 66210

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.8 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Illinois.

11.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

11.11 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in Cook County, Illinois, in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11.7; provided that nothing in this Section 11.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

11.12 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c) Any reference herein to “including” shall be interpreted as “including without limitation.”

(d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

General Employment Enterprises, Inc.

By:
Name:	Andrew Norstrud
Title:	Chief Executive Officer

Pivot Companies, LLC

By:
Name:	Cary Daniel
Its:	Managing Member

Cary Daniel

James Windmiller

Jason Hall

Stacy Wheeler

Jamie Dingley